Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                                                        Contact:                      David M. Findlay
                                                                                                                  Executive Vice President-
                                                                                                                  Administration and
                                                                                                                  Chief Financial Officer
                                                                                                                   (574) 267-9197
                                                                                                                  david.findlay@lakecitybank.com

Lakeland Financial Corporation to Present at the
Howe Barnes Hoefer & Arnett 15th Annual Bank Conference
August 17, 2010

Warsaw, Indiana (August, 11 , 2010) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, will be presenting at the 2010 Howe Barnes Hoefer & Arnett 15th Annual Bank Conference on Tuesday, August 17 at 8:00 a.m. CDT (9:00 a.m. EDT) in Chicago.

Interested investors may listen to the live webcast of the presentation and view a copy of the slides used in the presentation by accessing the Investor Relations section at www.lakecitybank.com.  Listeners should go to the website at least fifteen minutes before the event to download and install any necessary audio software. For those unable to attend the live broadcast, a replay will be available for 90 days. There is no charge to access this event.

Lakeland Financial Corporation is a $2.6 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Northern Indiana with 43 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company also has a Loan Production Office in Indianapolis, Indiana.

Lakeland Financial Corporation may be accessed on its home page at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.